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                                  EXHIBIT 99(b)

FOR IMMEDIATE RELEASE

  OXFORD HEALTH PLANS, INC. ANNOUNCES INCREASE OF $250 MILLION TO ITS SHARE
             REPURCHASE PROGRAM THURSDAY SEPTEMBER 19, 7:30 AM ET

TRUMBULL, Conn., Sept. 19 -- Oxford Health Plans, Inc. (NYSE: OHP) announced today that its Board of Directors approved an increase of $250 million to its existing share repurchase program through December 31, 2003. This increase brings the Company's remaining repurchase authority to $267 million, after giving effect to the $28 million of repurchases completed to date in the third quarter of this year. The Company expects to make open market purchases and purchases of shares in privately negotiated transactions from time to time dependent on market conditions as well as other considerations.


"We continue to believe that an efficient use of our excess cash to benefit shareholders is through share repurchases. Since the beginning of our repurchase program in August of 2001, we have repurchased almost 16 million common shares. We believe this current increase in repurchase authority further demonstrates our views regarding the strength of Oxford's future operating and cash flow prospects," said Oxford Health Plans' Chief Financial Officer Kurt B. Thompson.


Founded in 1984, Oxford Health Plans, Inc., provides health plans to employers and individuals in New York, New Jersey and Connecticut, through its direct sales force, independent insurance agents and brokers. Oxford's services include traditional health maintenance organizations, point-of-service plans, third-party administration of employer-funded benefit plans and Medicare plans.


Cautionary Statement Regarding Forward-Looking Statements


Certain statements in this press release, including statements concerning the Company's future operating prospects, share repurchase program, and other statements contained herein regarding matters that are not historical facts, are forward-looking statements as defined in the Securities Exchange Act of 1934; and because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to:

         * Changes in Federal or State regulation relating to health care and health benefit plans, including proposed patient protection legislation and mandated benefits.

         *  The state of the economy.

         * The impact of the September 11, 2001 terrorist attacks, subsequent cases of anthrax infection or exposure, and any future acts of terrorism or war.

         * Rising medical costs or higher utilization of medical services, including higher out-of-network utilization under point-of-service plans and new drugs and technologies.

         * Competitive pressure on the pricing of the Company's products, including acceptance of premium rate increases by the Company's commercial groups.

         * Higher than expected administrative costs in operating the Company's business and the cost and impact on service of changing technologies.

         * The ability of the Company to maintain risk transfer, risk sharing, incentive and other provider arrangements and the resolution of existing and future disputes over the reconciliations and performance under such arrangements.

         * Any changes in the Company's estimates of its medical costs and expected cost trends.

         * The impact of future developments in various litigation (including pending class and derivative actions filed against the Company and certain of its officers and directors, and


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            other proceedings commenced against the Company and several employees by certain healthcare providers), class actions in Connecticut, New Jersey and New York and related litigation by the Connecticut Attorney General, regulatory proceedings and other governmental action (including the ongoing examination, investigation and review of the Company by various Federal and State authorities).

         * The Company's ability to renew existing members and attract new members.

         * The Company's ability to develop processes and systems to support its operations and any future growth and administer new health care benefit designs.

         * Those factors included in the discussion under the caption "Business -- Cautionary Statement Regarding Forward-Looking Statements" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2002 and June 30, 2002.


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